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                                                                    Exhibit 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 18, 2005, accompanying the financial statements and schedules of Beijing Wanwei Pharmaceutical Co., Ltd. contained in the Registration Statement and Prospectus of Beijing Med-Pharm Corporation and subsidiary on Form S-1. We hereby consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."




/s/ Grant Thornton
Hong Kong
April 18, 2005